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                                                                   Exhibit 10.36


                                    AGREEMENT

         THIS AGREEMENT is entered as of the 22nd day of May,1997 by and between SCHWINN CYCLING & FITNESS INC., ("SCHWINN") whose principal offices are located at 1690 38th Street, Boulder, Colorado 80301-2602, and THE TRACKER CORPORATION OF AMERICA ("TRACKER") whose principal offices are located at 180 Dundas Street West, 15th Floor, Toronto, Ontario, Canada M5G 1Z8.

         WHEREAS, SCHWINN is a manufacturer and distributor of bicycles, accessories and other fitness products.

         WHEREAS, TRACKER owns and operates a labeling and recovery service for the identification and pre-paid return of recovered lost and stolen possessions ("Service"), which it desires to make available to customers of SCHWINN.

         WHEREAS, SCHWINN and TRACKER desire to offer the Service to add value to SCHWINN branded bicycles locks ("Product") in accordance with and subject to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, SCHWINN and TRACKER agrees as follows:

         1. OFFER. TRACKER will provide to SCHWINN at no charge a sufficient quantity of TRACKER (approximately, 120,000) labels and label carriers which SCHWINN will include in each Product's package for the term of this Agreement. TRACKER will provide three (3) years of Service for any item to which the activated label is attached at no charge. SCHWINN will provide the creative design, in ready to print format for the label carrier. During the term of this Agreement, SCHWINN will distribute TRACKER Service with each product and by any other distribution methods upon which the parities agree to in advance. TRACKER will provide SCHWINN with 25% of all upgrade sales that are realized from customers calling TRACKER to activate their label as long as the average monthly upgrade/activation rate remains above 5% and will supply to SCHWINN a monthly report. TRACKER will begin monitoring first year activation and upgrade rates on September 1, 1997 to allow SCHWINN sufficient time to distribute the Product.

         2. EXCLUSIVITY. In the United States, TRACKER will grant SCHWINN a exclusivity for the Service in the bicycle accessory industry for the term of this Agreement, during which time Tracker will not offer its labels for distribution or sales to any other manufacturer of bicycle accessories. TRACKER will also grant SCHWINN a one (1) year exclusivity for the entire bicycle industry, during which time TRACKER will not sell its laser etching symbology to any other manufacturer of bicycles in the United States. TRACKER will also grant SCHWINN first right of refusal in the bicycle industry for label distribution.
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         3. MARKETING. TRACKER and SCHWINN mutually agree to participate in marketing and sales initiatives, which consist but are not limited to SCHWINN providing TRACKER, at SCHWINN's discretion with access to and incorporation into SCHWINN catalogues, trade shows, lock display units, lock packaging and bicycle manufacturing personnel. TRACKER agrees to provide sufficient training of SCHWINN sales representatives. Both parties agree that all marketing material will be approved by each party. Both parties agree to make a joint press release upon execution of this agreement.

4. TERM AND SEVERABILITY

         A. The initial term of this Agreement will begin on the date reflected at the beginning of this Agreement and will continue for a term of one (1) year. Unless terminated earlier under the terms stated below, this Agreement will automatically renew for subsequent terms of one (1) year each.

         B. Either party may terminate this Agreement without cause at the expiration of the initial or any renewal term upon not less than ninety (90) days prior written notice to the other party. Either party may terminate this Agreement in the event of a material breach by the other party that remains uncured thirty (30) days after written notice of such breach. Either party may terminate this Agreement at any time without advance written notice in the case of a bankruptcy event. A bankruptcy event will have occurred if either party suspends or goes out of business or substantially reduces its business operations or becomes insolvent or unable to meet its debts as they mature, calls a meeting of its creditors, sends notice of a proposed bulk sale of all or a substantial part of its business, makes any general assignment or trust mortgage for the benefit of its creditors, commits an act of bankruptcy, or if any petition is filed by or against either party initiating a bankruptcy, arrangement, reorganization, or other proceeding under any provision of the Bankruptcy Code or similar law, or if any receiver or trustee will be appointed for either party or for any or all of its property. In the event that TRACKER or SCHWINN gives notice of termination of this Agreement under this Section 4B for default or in the event of a bankruptcy event, SCHWINN will discontinue all distribution of labels for the Service effective immediately.

         C. Upon termination of this Agreement, SCHWINN will cease distribution of labels, and will return all labels issued by TRACKER still in its possession and not included in the product's packaging. Notwithstanding the termination of this Agreement, TRACKER will continue to provide the Service for every label issued to a customer received from the SCHWINN promotion and until SCHWINN sells through its existing inventory of SCHWINN Product which includes Tracker in the Product's packaging, according to the terms of the Service.

         D. At the end of the first term of this Agreement, TRACKER will grant to SCHWINN the option of purchasing TRACKER service for $0.20 per label and label carrier under the same terms of Service if annual service activation and upgrade rates are below 20% and 5% respectively. TRACKER will begin monitoring first year activation and upgrade rates on September 1, 1997 to allow SCHWINN sufficient time to distribute the Product.
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5. TRADEMARKS   TRACKER grants SCHWINN a limited, nonexclusive license to use
TRACKER'S name and related copyrights, trademarks and service marks, and any copyrights, trademarks and service marks associated with the Service for SCHWINN's use in promoting the offers set forth in this Agreement, including, but not limited to, production and distribution of the labels described in this Agreement. TRACKER reserves the right to approve all marketing material for accuracy of content. TRACKER will not use SCHWINN's name or any other name, copyright, trademark or service mark in which SCHWINN or any entity related to SCHWINN has an ownership interest without SCHWINN's prior consent.


6. CONFIDENTIALITY

         A. In performing its obligations pursuant to this Agreement, each party will receive or have access to confidential information regarding the other's operations, including, but not limited to, identifying information regarding members of the Program, financial and marketing information, business plans, and other proprietary information ("Confidential Information"). Confidential Information does not include any information that is or becomes available to either party by virtue of legitimate sources independent of this Agreement and without violation of similar restrictions or is otherwise available to the general public.

         B. Each party will receive Confidential Information in confidence for its own use and will use such information solely for the purpose of and to the extent necessary to fulfill its obligations pursuant to this Agreement. Neither party will disclose Confidential Information to any third party except as may be necessary to perform its obligations pursuant to this Agreement or as otherwise required by law. Each party will take reasonable measures to prevent its agents, employees and subcontractors from using or disclosing any Confidential Information except as permitted by this Agreement and as may be necessary for that party to perform its obligations pursuant to this Agreement.

         C. The provisions of this Section will survive termination of this Agreement.


7. INDEMNITY

         A. TRACKER hereby indemnifies SCHWINN and hold harmless, its parent and affiliated corporations, and each of their officers, directors, employees, agents, and representatives, from and against any and all claims and demands of every kind and nature whether groundless or otherwise, including but not limited to, any and all actions, causes of action, suits, judgments, controversies, losses, damages, costs, liens, charges, court costs, reasonable attorneys fees, payments, liabilities and expenses, occasioned by, resulting from, arising out of, related to, or in connection with any act or omission of Tracker, its employees, officers, directors, agents or representatives, or any of them, in performance of this Agreement, any failure of Tracker to comply with the terms of this Agreement, or operation or management of the Service.
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                  SCHWINN hereby indemnifies TRACKER and hold harmless, its
parent and affiliated corporations, and each of their officers, directors, employees, agents, and representatives, from and against any and all claims and demands of every kind and nature whether groundless or otherwise, including but not limited to, any and all actions, causes of action, suits, judgments, controversies, losses, damages, costs, liens, charges, court costs, reasonable attorneys fees, payments, liabilities and expenses, occasioned by, resulting from, arising out of, related to, or in connection with any act or omission of SCHWINN, its employees, officers, directors, agents or representatives, or any of them, in performance of this Agreement, any failure of SCHWINN to comply with the terms of this Agreement.

         B. Each party will notify the other party of any suit or threat of suit, except the threat of suit either party might institute against the other, related in any way to this Agreement or failure of either party to perform in accordance with the terms and conditions of this Agreement. Neither party will settle an indemnified claim without the consent of the indemnified party, which consent will not be unreasonably withheld.

         C. The provisions of this Section will survive termination of this Agreement.


         8. RELATIONSHIP OF THE PARTIES   The relationship between SCHWINN and
TRACKER established pursuant to this Agreement is that of independent contractors and neither party will be construed to be the agent or employee of the other. Except as expressly provided in this Agreement, neither party may bind or obligate the other in any manner without the prior written consent of the other.

         9. LAW GOVERNING   This Agreement will be governed in all respects by
and construed in accordance with the laws of the State of Colorado.

         10. ENTIRE AGREEMENT   This Agreement contains the entire agreement of
the parties and supersedes any and all previous agreements, whether oral or written, between them with respect to its subject matter.

         11. AMENDMENT   This Agreement may not be changed, altered, modified or
affected in any manner except in a written instrument executed by both parties, which specifically refers to this Agreement and expressly recites the purpose of the modification.

         12. ASSIGNMENT   SCHWINN may delegate to any entity that acquires all
or substantially all of the business of SCHWINN cycling division or assign any of its obligations under this Agreement to any affiliated entity at its discretion and to any other entity with TRACKER's prior written consent, which will not be unreasonably withheld. TRACKER may not assign this Agreement, in whole or in part, without SCHWINN's prior written consent. The terms and conditions of this Agreement will bind and inure to the benefit of each party's respective successors and permitted assigns.

         13. WAIVER   No failure or delay by either party to exercise and no
course of dealing with respect to any right of such party regarding an obligation of the other
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party will operate as a waiver of any such right unless the waiving party so designates in writing. Any single or partial exercise by either party of any of its rights will not preclude such party from any other exercise of any such right or the exercise of any other right. Any single or partial waiver by either party of any obligation of the other party under this Agreement will constitute a waiver of such obligation only as specified in such waiver and will not constitute a waiver of any other obligation.

         14. SEVERABILITY   If any provision of this Agreement is held to be
invalid or enforceable for any reason, the parties will reform that provision to the extent necessary to enforce and preserve the parties' original intent, failing which, it will be severed from this Agreement with the balance of the Agreement continuing in full force and effect.

         15. NOTICES   All notices, requests and approvals required by this
Agreement will be in writing, addressed to each party at the address stated for each on the first page of this Agreement, or to such other address as either party designates in writing, with a duplicate copy addressed to the attention of each party's General Counsel at the same address. All notices will be deemed to have been given either when personally delivered or upon delivery by either registered or certified mail, postage prepaid with return receipt requested, or by telex or fax.

16. HEADINGS   The Section headings in this Agreement have been inserted as a matter of convenience in reference only and are not intended nor should they be construed to convey any substantive content in interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first written above.


SCHWINN                                          THE TRACKER CORPORATION OF
                                                 AMERICA
  /s/Rick C. Bradham                                  /s/Gigi Lipton
---------------------------------------------    ------------------------------------------------
By:  Rick C. Bradham                             By:     Gigi Lipton
     ----------------------------------------          ------------------------------------------
By:  Vice President of Accessories               By:   Vice President of Information Systems/
                                                       Business Development
     ----------------------------------------          ------------------------------------------